As filed with the Securities and Exchange Commission on April 29,
1997.

                                       Registration No. 333-21399
=================================================================



               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                --------------------------------

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
                    REGISTRATION STATEMENT
                             under
                   THE SECURITIES ACT OF 1933
               ---------------------------------

                      WILLBROS GROUP, INC.
     (Exact name of registrant as specified in its charter)

 Republic of Panama                              98-0160660
  (State or other                             (I.R.S. Employer
  jurisdiction of                           Identification No.)
  incorporation or
   organization)


                 Edificio Torre Banco Germanico
              Calle 50 y 55 Este, Apartado 850048
                  Panama 5, Republic of Panama
(Address, including zip code, of registrant's principal executive offices)
          -------------------------------------------

           Willbros Employees' 401(k) Investment Plan
  (formerly the Willbros USA, Inc. Employees' Investment Plan)
                    (Full title of the plan)
               ---------------------------------

                         LARRY J. BUMP
                   Chairman of the Board and
                    Chief Executive Officer
                      Willbros Group, Inc.
                 Edificio Torre Banco Germanico
              Calle 50 y 55 Este, Apartado 850048
                  Panama 5, Republic of Panama
                        (50-7) 263-9282
(Name, address, including zip code, and telephone number, includ ing area code, of agent for service)



=================================================================

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8.   Exhibits.

       The following documents are filed as exhibits to this Registration Statement:

4        Not applicable.
5*       Opinion of Arias, Fabrega & Fabrega.
15       Not applicable.
23(a)**  Consent of KPMG Peat Marwick.
23(b)**  Consent of KPMG Peat Marwick LLP.
23(c)*   Consent of Arias, Fabrega & Fabrega (included in
         Exhibit 5).
24**     Power of Attorney.
99       Not applicable.

       The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is being filed only with respect to shares of Common Stock being registered which may be original issue shares. In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the registrant hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

-------------------------

*  Filed herewith.

** Previously filed with this Registration Statement on February 7, 1997.





                            *  *  *

                           SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Panama City, Republic of Panama on the 28th day of April, 1997.

                                 WILLBROS GROUP, INC.

                                 By:  /s/  Larry J. Bump
                                    -----------------------------
                                    Larry J. Bump
                                    Chairman of the Board and
                                      Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                  Title                     Date
--------------             ------                    ------

/s/  Larry J. Bump         Director, Chairman of    April 28, 1997
------------------         the Board and Chief
Larry J. Bump              Executive Officer
                           (Principal Executive
                           Officer and Authorized
                           Representative in the
                           United States)

/s/  Melvin F. Spreitzer   Director, Executive      April 28, 1997
------------------------   Vice President, Chief
Melvin F. Spreitzer        Financial Officer and
                           Treasurer (Principal
                           Financial Officer and
                           Principal Accounting
                           Officer)

     Guy E. Waldvogel*     Director                 April 28, 1997
----------------------
Guy E. Waldvogel

     Bryan H. Lawrence*    Director                 April 28, 1997
-----------------------
Bryan H. Lawrence

     Peter A. Leidel*      Director                 April 28, 1997
---------------------
Peter A. Leidel

     John H. Williams*     Director                 April 28, 1997
----------------------
John H. Williams

Signature                  Title                    Date
---------                  -----                    -----


------------------        Director                  April,     1997
Michael J. Pink


*By:   /s/   Larry J. Bump
       -------------------
      Larry J. Bump
      Attorney-in-Fact




     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 28th day of April, 1997.


                                      Willbros Employees'  401(k)
                                      Investment Plan (formerly
                                      Willbros USA, Inc. Employees'
                                        Investment Plan)


                                        By: /s/ Melvin F. Spreitzer
                                           ------------------------
                                        Melvin F. Spreitzer
                                        Retirement Plans Committee

                       INDEX TO EXHIBITS

  Exhibit
  Number            Description of Document
  -------           -----------------------

  4        Not applicable.
  5*       Opinion of Arias, Fabrega & Fabrega.
  15       Not applicable.
  23(a)**  Consent of KPMG Peat Marwick.
  23(b)**  Consent of KPMG Peat Marwick LLP.
  23(c)*   Consent of Arias, Fabrega & Fabrega
           (included in Exhibit 5).
  24**     Power of Attorney.
  99       Not applicable.
-------------------------

*  Filed herewith.

**   Previously  filed  with  this  Registration   Statement   on
February 7, 1997.